Exhibit G-1

[The Export-Import Bank of Korea Letterhead]

February 3, 2021

Mr. Jung-Hyun Lee

Chief Representative

Mr. Kyung-Jun Hwang

Representative

New York Representative Office

The Export-Import Bank of Korea

460 Park Avenue, 8th floor

New York, New York 10022

United States of America

Dear Sirs:

I, Dong-Hoon Lee, Director General of The Export-Import Bank of Korea (“KEXIM”), hereby appoint each of Jung-Hyun Lee, Chief Representative, Kyung-Jun Hwang, Representative, and any other person acting in such capacity (including any successor), as authorized representatives of KEXIM in the United States of America for purposes of serving as an attorney-in-fact who is authorized to sign the Registration Statement under Schedule B of the United States Securities Act of 1933, as amended, to be filed with the United States Securities and Exchange Commission by KEXIM relating to the registration of its debt securities consisting of debentures, notes and/or other evidence of indebtedness (the “Debt Securities”) with or without warrants (the “Warrants”) to purchase the Debt Securities to be issued from time to time by KEXIM and the guarantees of the Debt Securities to be issued from time to time by the Republic of Korea and one or more amendments to the Registration Statement (including, without limitation, post-effective amendments thereto and amendments or supplements to the prospectus contained therein).

I, Dong-Hoon Lee, Director General of KEXIM, hereby also appoint each of Jung-Hyun Lee, Chief Representative, Kyung-Jun Hwang, Representative, and any other person acting in such capacity (including any successor), as an authorized agent of KEXIM upon whom process may be served in any suit, action or proceeding arising out of or based on (i) the Debt Securities or Warrants, (ii) any Fiscal Agency Agreement or Warrant Agreement relating to the Debt Securities or Warrants and (iii) any other agreements or documents (including any underwriting agreement), which may be instituted in any state or federal court in the City or New York.

This appointment shall remain a valid instrument of authorization until such time as (i) all amounts due and to become due in respect of the Debt Securities shall have been paid in full and (ii) the Warrants shall have been exercised or shall have expired or otherwise been terminated in accordance with their terms.

THE EXPORT-IMPORT BANK OF KOREA

By:	/s/ DONG-HOON LEE
Dong-Hoon Lee
Director General
The Export-Import Bank of Korea

Accepted and Acknowledged:

By:	/s/ JUNG-HYUN LEE
Jung-Hyun Lee
Chief Representative
New York Representative Office
The Export-Import Bank of Korea

By:	/s/ KYUNG-JUN HWANG
Kyung-Jun Hwang
Representative
New York Representative Office
The Export-Import Bank of Korea